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                                                                   Exhibit 10.39

                             FIFTH AMENDMENT TO THE
                         PREMCOR RETIREMENT SAVINGS PLAN


     WHEREAS, The Premcor Refining Group Inc. ("Company") previously established the Premcor Retirement Savings Plan ("Plan"); and

     WHEREAS, the Company reserved the right to amend the Plan in Section 16.1 thereof; and

     NOW, THEREFORE, effective March 1, 2003, the Plan is amended as follows:

     1. Section 2.21 is amended by adding the following sentence to the end thereof:

          "Notwithstanding the above, an individual who (a) is a Business Employee as defined in the Asset Purchase and Sales Agreement dated November 25, 2002, executed between the Company and The Williams Company and (b) becomes an Employee prior to January 1, 2004 shall receive credit for periods of service completed with The Williams Company and its controlled group members prior to such date."

     2. Section 4.3 is amended by adding the following sentence to the end thereof:

          "Notwithstanding the above, with respect to a Union Participant employed at the Memphis Refinery, the Employer will contribute to the Plan an amount equal to 200% of the first 3% and 100% of the next 1% of Compensation contributed by the Participant under Section 4.1."

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized officer this 28th day of February, 2003.



                                                THE PREMCOR REFINING GROUP INC.


                                                By: /s/ James R. Voss
                                                    -----------------
                                                Name: James R. Voss
                                                Title: Senior Vice President